Exhibit 99.2
CapitalSource Bank Opens 22 California Branches
Company to Provide Business Update
•	Analyst and Investor Call Scheduled for 4:15 p.m. ET Today

•	Overview of CapitalSource Bank

•	Update Market Opportunity, Strategy and Outlook for CapitalSource Inc.
CHEVY CHASE, Md., July 28 /PRNewswire-FirstCall/ — CapitalSource Inc. (NYSE: CSE) announced that CapitalSource Bank will open its 22 retail banking branches in Southern and Central California today with approximately $5.2 billion in deposits, over 65,000 current customers and approximately 350 employees.
(Logo: http://www.newscom.com/cgi-bin/prnh/20080728/NEM037LOGO )
“Opening CapitalSource Bank is a transformational achievement, with significant and very positive implications for our Company. It marks the completion of a well-planned strategy to pair our market leading commercial lending business with a robust depository,” commented John K. Delaney, Chairman and CEO of CapitalSource. “We now have the liquidity and capital to take advantage of extraordinarily attractive market conditions which will permit us to rapidly grow our commercial lending franchise. At inception, CapitalSource Bank holds approximately 43% of our commercial lending assets and it will quickly grow as we intend to originate the vast majority of new commercial loans in the Bank,” added Delaney.
CapitalSource Chairman Delaney and Chief Financial Officer, Thomas A. Fink, will host a special analyst and investor call today at 4:15 p.m. ET. The Company will provide additional details regarding CapitalSource Bank and update its view of the market opportunity, strategic direction and the financial outlook for CapitalSource Inc.
CapitalSource will host a conference call on Monday, July 28, 2008 at 4:15 p.m. ET. Analysts and investors interested in participating are invited to call 888-680-0894 from within the United States or 617-213-4860 from outside the United States, with pass code 40472739. Analysts and investors may pre-register for the call by clicking on the following link:
https://www.theconferencingservice.com/prereg/key.process?key=PKUPLJQBM
A webcast of the call will be available on the Investor Relations section of the CapitalSource web site at http://www.capitalsource.com. A telephonic replay will also be available from approximately 6:15 p.m. ET July 28, 2008 through August 4, 2008. Please call 888-286-8010 from the United States or 617-801-6888 from outside the United States with pass code 84461561. An audio replay will also be available on the Investor Relations section of the CapitalSource website.
About CapitalSource
CapitalSource Inc. (NYSE: CSE) is a commercial lender offering a set of focused lending products serving clients in the middle market. CapitalSource Inc. and its subsidiaries collectively managed total assets of approximately $19.85 billion as of March 31, 2008, consisting principally of a commercial loan portfolio of $9.8 billion and a healthcare net lease portfolio of $1.0 billion. CapitalSource operates principally through its CapitalSource Bank subsidiary which had $5.2 billion in deposits and 22 retail banking branches as of July 25, 2008. CapitalSource is headquartered in Chevy Chase, MD. For more information about CapitalSource, visit www.capitalsource.com

Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, and projections and including statements about our bank subsidiary and its operation, which are subject to numerous assumptions, risks, and uncertainties. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “believe,” “expect,” “estimate,” “plan,” “will,” “look forward,” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such statements for a variety of factors, including without limitation: the integration and operation of our new bank subsidiary, our ability to originate new loans and to grow our commercial lending business, changes in economic conditions; continued disruptions in credit and other markets; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; extended disruption of vital infrastructure; and other factors described in CapitalSource’s 2007 Annual Report on Form 10- K, and documents subsequently filed by CapitalSource with the Securities and Exchange Commission. All forward-looking statements included in this news release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.